Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS 14% GROWTH IN SECOND-QUARTER NET EARNINGS FROM

CONTINUING OPERATIONS PER DILUTED SHARE TO $0.58

———————————

INCREASES 2013 EPS GUIDANCE TO RANGE OF $2.17 TO $2.20

NASHVILLE, Tenn. ─ (July 23, 2013) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter ended June 30, 2013.  Revenues increased 17% for the quarter to $269.3 million from $230.3 million for the second quarter of 2012. Net earnings from continuing operations attributable to AmSurg common shareholders rose 16% to $18.6 million for the second quarter of 2013 compared with $16.1 million for the second quarter of 2012, while increasing 14% to $0.58 per diluted share from $0.51 per diluted share.

            Revenues for the first six months of 2013 were $529.4 million, up 15% from $459.2 million for the first six months of 2012.  Net earnings from continuing operations attributable to AmSurg common shareholders increased 15% for the latest six months to $36.4 million from $31.6 million for the first half of last year, while increasing 14% to $1.14 per diluted share from $1.00 per diluted share.  Results for the first six months of 2013 include a pre-tax gain of $2.2 million, or $0.04 per diluted share, related to the deconsolidation of a surgery center that AmSurg contributed to a newly formed joint venture with a hospital system partner.  Excluding this gain, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 10% to $1.10 per diluted share for the first six months of 2013.

            Mr. Holden said, “AmSurg produced significant growth in revenues and earnings for the second quarter of 2013.  We attribute this growth in our seasonally strongest quarter primarily to the 17 centers we acquired in 2012, which have performed well.  Our same-center revenues for the quarter were even with the second quarter of 2012, reflecting the impact of the reduction in workers’ compensation reimbursement by the State of California and sequestration.  This impact more than offset the benefits from having one additional business day in the latest quarter compared with the second quarter last year.  Nonetheless, we are pleased with our earnings growth for the second quarter, given the workers’ compensation reimbursement reduction, sequestration and the increased interest expense related to our debt offering in the fourth quarter of 2012.

            “AmSurg completed the acquisition of two centers during the second quarter to bring our total centers in operation to 243 at the end of the quarter.  We also completed the second quarter with five centers under letter of intent.  We believe the acquisition environment remains

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AMSG Reports Second-Quarter Results

July 23, 2013

favorable in the fragmented freestanding ambulatory surgery center industry, and we are confident of meeting our acquisition objectives for the year.

            “We are also well positioned to fund our acquisition strategy.  In addition to continued substantial operating cash flows for the second quarter, we had availability of $215 million under our revolving credit facility at June 30, 2013.  Also at the quarter’s end, our ratio of total debt to trailing 12 months EBITDA as calculated under our credit agreement was 3.1.  During the second quarter, we amended our revolving credit facility to extend the maturity of the facility to June 2018 and to reduce the interest rate payable on amounts outstanding under the facility by approximately 25 to 50 basis points based on the Company’s leverage ratio as defined under the credit agreement. We expect the amendment to reduce interest expense by approximately $0.01 per diluted share for the remainder of 2013 and, depending on our leverage ratio, by $0.01 to $0.02 per diluted share on an annualized basis.

            “For 2013, we expect our financial results to reflect increased interest expense of $0.19 per diluted share related to our debt offering in the fourth quarter of 2012, net of the positive impact from the amendment to the credit agreement; reductions by the State of California in workers’ compensation reimbursement that have a negative impact on 2013 same-center revenues of approximately 100 basis points and that total $0.06 per diluted share, spread relatively evenly through the year; and the impact of sequestration, which we expect to total $0.05 per diluted share for the year.  We further note that the third quarter is seasonally the weakest quarter of the year.  Due to our second-quarter financial performance and our expectations for the second half of 2013, we are increasing our financial guidance for 2013 earnings per share, affirming our existing guidance for the other annual metrics and announcing our guidance for the third quarter of 2013, as follows:

•         Revenues in a range of $1.06 billion to $1.09 billion.

•         Same-center revenue increase of 0% to 1%.

•         Center acquisitions that generate annualized operating income in a range of $25 million to $29 million.

•         Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $140 million to $150 million.

•         Net earnings from continuing operations per diluted share attributable to common shareholders in a range of $2.17 to $2.20, excluding the impact of the deconsolidation gain, compared with the previous range of $2.13 to $2.18, excluding the impact of the deconsolidation gain.

•         For the third quarter of 2013, net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.51 to $0.53.”

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information.  Forward-looking information involves known and unknown risks and uncertainties as described below.  There can be no assurance that AmSurg will be successful in acquiring the surgery centers described above and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above.  The Company’s actual results and

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AMSG Reports Second-Quarter Results

July 23, 2013

performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

            Mr. Holden concluded, “Our ability to increase our earnings guidance for 2013 reflects the strength of our disciplined acquisition strategy and our colleagues’ ability to integrate acquisitions successfully.  These skills support our confidence in AmSurg’s long-term growth prospects, as the largest owner and operator of freestanding ambulatory surgery centers in the country.  We will continue to leverage our scale and our core commitment to being our physician partners’ provider of choice to serve increasing market demand for high quality, cost effective procedures driven by strong demographic trends and expanded access to healthcare.  As we anniversary the reimbursement and funding cost headwinds affecting our results for 2013, we expect to be positioned to produce strong growth in the coming year.”

            AmSurg Corp. will hold a conference call to discuss this release tomorrow, July 24, 2013, at 9:00 a.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to generate sufficient cash to service all of its indebtedness; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; uncertainties regarding the impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; potential liability relating to the tax deductibility of

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AMSG Reports Second-Quarter Results

July 23, 2013

goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission.  Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At June 30, 2013, AmSurg owned and operated 243 centers.

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AMSG Reports Second-Quarter Results

July 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(Dollars in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Statement of Earnings Data:	2013	2012	2013	2012

Revenues	$269,342	$230,326	$529,403	$459,225
Operating expenses:
Salaries and benefits	81,719	70,604	163,300	142,719
Supply cost	39,516	33,029	77,160	65,126
Other operating expenses	54,450	48,398	107,711	95,530
Depreciation and amortization	8,187	7,429	16,269	14,770
Total operating expenses	183,872	159,460	364,440	318,145
Gain on deconsolidation	-	-	2,237	-
Equity in earnings of unconsolidated affiliates	696	316	1,098	711
Operating income	86,166	71,182	168,298	141,791
Interest expense	7,513	4,158	15,057	8,425
Earnings from continuing operations before income taxes	78,653	67,024	153,241	133,366
Income tax expense	12,817	11,162	25,132	21,978
Net earnings from continuing operations	65,836	55,862	128,109	111,388
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax	-	343	-	649
Loss on disposal of discontinued interests in surgery centers, net of income tax	-	(660)	-	(1,553)
Net loss from discontinued operations	-	(317)	-	(904)
Net earnings and comprehensive income	65,836	55,545	128,109	110,484
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	47,273	39,802	91,735	79,774
Net earnings from discontinued operations	-	207	-	398
Total net earnings attributable to noncontrolling interests	47,273	40,009	91,735	80,172
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$18,563	$15,536	$36,374	$30,312
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$18,563	$16,060	$36,374	$31,614
Discontinued operations, net of income tax	-	(524)	-	(1,302)
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$18,563	$15,536	$36,374	$30,312

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.59	$0.52	$1.17	$1.03
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	-	(0.02)	-	(0.04)
Net earnings attributable to AmSurg Corp. common shareholders	$0.59	$0.51	$1.17	$0.99

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.58	$0.51	$1.14	$1.00
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	-	(0.02)	-	(0.04)
Net earnings attributable to AmSurg Corp. common shareholders	$0.58	$0.49	$1.14	$0.96

Weighted average number of shares and share equivalents outstanding:
Basic	31,208	30,743	31,213	30,681
Diluted	31,862	31,577	31,872	31,489

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AMSG Reports Second-Quarter Results

July 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Operating Data:	2013	2012	2013	2012

Continuing centers in operation at end of period (consolidated)	239	224	239	224
Continuing centers in operation at end of period (unconsolidated)	4	2	4	2
Average number of continuing centers in operation (consolidated)	238	223	238	223
New centers added during the period	2	1	2	2
Centers discontinued during the period	-	-	-	2
Centers under letter of intent at end of period	5	7	5	7
Average revenue per consolidated center	$1,131	$1,031	$2,225	$2,061
Same center revenues increase (decrease)	0%	3%	(1%)	4%
Procedures performed during the period at consolidated centers	418,952	382,587	813,265	762,041
Income tax expense attributable to noncontrolling interests	$182	$199	$368	$397

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$18,563	$16,060	$36,374	$31,614
Add: income tax expense	12,817	11,162	25,132	21,978
Add: interest expense, net	7,513	4,158	15,057	8,425
Add: depreciation and amortization	8,187	7,429	16,269	14,770
EBITDA	$47,080	$38,809	$92,832	$76,787

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports Second-Quarter Results

July 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	June 30,	December 31,
Balance Sheet Data:	2013	2012

Assets

Current assets:
Cash and cash equivalents	$39,923	$46,398
Accounts receivable, net of allowance of $25,571 and $22,379, respectively	105,305	96,752
Supplies inventory	18,253	18,406
Deferred income taxes	3,773	3,088
Prepaid and other current assets	29,333	27,537
Total current assets	196,587	192,181

Property and equipment, net	163,381	166,612
Investments in unconsolidated affiliates and long-term notes receivable	16,917	11,274
Goodwill	1,675,235	1,652,002
Intangible assets, net	22,588	22,517

Total assets	$2,074,708	$2,044,586

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$21,674	$17,407
Accounts payable	20,932	23,509
Accrued salaries and benefits	26,136	29,251
Other accrued liabilities	9,747	14,246
Total current liabilities	78,489	84,413

Long-term debt	594,362	620,705
Deferred income taxes	155,904	137,648
Other long-term liabilities	27,388	25,972
Commitments and contingencies
Noncontrolling interests - redeemable	175,100	175,382
Preferred stock, no par value, 5,000,000 shares authorized, no shares issued or outstanding	-	-

Equity:
Common stock, no par value, 70,000,000 shares authorized, 31,994,727 and 31,941,441 shares outstanding, respectively	176,671	183,867
Retained earnings	541,995	505,621
Total AmSurg Corp. equity	718,666	689,488
Noncontrolling interests - non-redeemable	324,799	310,978
Total equity	1,043,465	1,000,466

Total liabilities and equity	$2,074,708	$2,044,586

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AMSG Reports Second-Quarter Results

July 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Statement of Cash Flow Data:	2013	2012	2013	2012

Cash flows from operating activities:
Net earnings	$65,836	$55,545	$128,109	$110,484
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	8,187	7,429	16,269	14,770
Net loss on sale of long-lived assets	-	-	-	599
Gain on deconsolidation	-	-	(2,237)	-
Share-based compensation	1,916	1,620	3,966	3,412
Excess tax benefit from share-based compensation	(922)	(450)	(1,210)	(529)
Deferred income taxes	6,400	4,666	19,329	13,388
Equity in earnings of unconsolidated affiliates	(696)	(316)	(1,098)	(711)
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(3,516)	4,054	(5,221)	2,935
Supplies inventory	(119)	156	(320)	333
Prepaid and other current assets	(2,074)	302	(2,057)	(331)
Accounts payable	689	2,594	(2,351)	901
Accrued expenses and other liabilities	1,946	(1,631)	(2,155)	(2,616)
Other, net	1,038	510	1,526	989
Net cash flows provided by operating activities	78,685	74,479	152,550	143,624

Cash flows from investing activities:
Acquisition of interests in surgery centers and related transactions	(18,094)	(115)	(18,346)	(9,972)
Acquisition of property and equipment	(6,362)	(8,523)	(12,472)	(14,569)
Other	55	-	55	-
Net cash flows used in investing activities	(24,401)	(8,638)	(30,763)	(24,541)

Cash flows from financing activities:
Proceeds from long-term borrowings	40,052	13,778	70,922	33,378
Repayment on long-term borrowings	(48,011)	(41,640)	(96,222)	(72,517)
Distributions to noncontrolling interests	(47,612)	(43,750)	(91,526)	(82,759)
Proceeds from issuance of common stock upon exercise of stock options	8,037	4,151	13,728	6,672
Repurchase of common stock	(9,406)	(4,396)	(26,164)	(7,219)
Capital contributions and ownership transactions by noncontrolling interests	377	650	936	1,519
Excess tax benefit from share-based compensation	922	450	1,210	529
Financing cost incurred	(1,133)	(1,755)	(1,146)	(1,755)
Net cash flows used in financing activities	(56,774)	(72,512)	(128,262)	(122,152)

Net decrease in cash and cash equivalents	(2,490)	(6,671)	(6,475)	(3,069)
Cash and cash equivalents, beginning of period	42,413	44,320	46,398	40,718
Cash and cash equivalents, end of period	$39,923	$37,649	$39,923	$37,649
Cash and cash equivalents, end of period	$43,908	$(19,879)	$46,398	$40,718

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